Ex. (j)(2)

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Jennifer A. English and Heather Melito-Dezan his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him or her in his or her name, place and stead, to sign any and all Registration Statements applicable to HSBC Funds, HSBC Advisor Funds Trust and HSBC Portfolios and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and the states, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could so in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Marcia L. Beck	Trustee	March 10, 2014
Marcia L. Beck

/s/ Susan C. Gause	Trustee	March 10, 2014
Susan C. Gause

/s/ Susan S. Huang	Trustee	March 10, 2014
Susan S. Huang

/s/ Alan S. Parsow	Trustee	March 10, 2014
Alan S. Parsow

/s/ Thomas F. Robards	Trustee	March 10, 2014
Thomas F. Robards

/s/ Michael Seely	Trustee	March 10, 2014
Michael Seely

/s/ Deborah Hazell	Trustee	March 10, 2014
Deborah Hazell